UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2011

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

300 Holiday Square Blvd. Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2011, Globalstar’s Board of Directors elected John Kneuer as a Class B director and member of the Audit Committee effective immediately. Mr. Kneuer is currently President of JKC Consulting and a Senior Partner of Fairfax Media Partners, LLC.  From October 2003 to November 2007, Mr. Kneuer served first as the Deputy Assistant Secretary, and then as the Assistant Secretary of Commerce for Communications and Information. As Assistant Secretary, Mr. Kneuer was the principal advisor to the President of the United States on telecommunications policy and the Administrator of the National Telecommunications and Information Administration.

There are no arrangements or understandings between Mr. Kneuer and any other persons pursuant to which he was selected as director and there are no transactions between the Company and Mr. Kneuer that would require disclosure under Item 404(a) of Regulation S-K.

The Board has determined that Mr. Kneuer is an independent director as defined in Rule 10A-3 under the Securities Exchange Act of 1934 and Nasdaq Listing Rules.  As a result of Mr. Kneuer’s appointment, the Company is now in compliance with Nasdaq Listing Rule 5605(c)(2), which requires that the Audit Committee be comprised of at least three independent members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ Dirk J. Wild
Dirk J. Wild
Senior Vice President and Chief Financial Officer

Date:  February 4, 2011